SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 4/30/2007
FILE NUMBER 811-3443


72 DD. 1 Total income dividends for which record date passed during the period.
         ($000's Omitted)
         Class A                                                           23
       2 Dividends for a second class of open-end compay shares ($000's Omitted)
         Class B                                                            8
         Class C                                                            1
         Class P                                                        14056

73 A.    Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                                                       0.0660
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                                                       0.0523
         Class C                                                       0.0523
         Class P                                                       0.0763


74U.   1 Number of shares outstanding (000's Omitted)
         Class A                                                          458
       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                          142
         Class C                                                           26
         Class P                                                      177,160

74V.   1 Net asset value per share (to nearest cent)
         Class A                                                       $13.72
       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B                                                       $13.57
         Class C                                                       $13.57
         Class P                                                       $13.75